Exhibit (h)(14)

Execution Version

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AMENDMENT is made as of February 21, 2023 (the “Effective Date”) by and between each Trust listed on the signature page hereto (each a “Fund”, and collectively the “Funds” as applicable) and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”).

W I T N E S S E T H :

WHEREAS, teach Fund and BNY Mellon are parties to that certain Fund Administration and Accounting Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which BNYM Mellon provides for the portfolios identified on Exhibit A thereto (each, a “Series”) and the Cayman Islands exempt company wholly-owned subsidiary of any such Series (each, a “Subsidiary”) the services described therein; and

WHEREAS,each Fund desires to retain BNY Mellon to provide for the certain Series and Subsidiaries the services described in the Agreement, and BNY Mellon is willing to provide such services, all as more fully set forth below; and

WHEREAS,BNY Mellon understands and acknowledges that if a Trust operates through a Subsidiary, it agrees to perform such tasks and services with respect to such entity as may be necessary in providing any services or fulfilling any responsibilities listed in this agreement or any appendix thereto.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.            The Agreement is hereby amended as of the Effective Date by adding the following Series and Subsidiary, each as a party to the Agreement:

Series

USCF Energy Commodity Strategy Absolute Return Fund

USCF Metals Commodity Strategy Fund

Subsidiary

USCF Cayman Commodity 3

USCF Cayman Commodity 6

2.            The Agreement is hereby amended as of the Effective Date by deleting Exhibit A of the Agreement in its entirety and replacing it with Exhibit A as attached hereto.

3.            Each Fund and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

4.            Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.            The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

USCF ETF TRUST, on behalf of itself and each Series

By:	/s/ John P. Love
Name: John P. Love
Title: President and CEO

USCF CAYMAN COMMODITY 3

By:	/s/ Stuart P. Crumbaugh
Name: Stuart P. Crumbaugh
Title: Director

USCF CAYMAN COMMODITY 6

By:	/s/ Stuart P. Crumbaugh
Name: Stuart P. Crumbaugh
Title: Directo

THE BANK OF NEW YORK MELLON

By:	/s/ Nicole Fouron
Name: Nicole Fouron
Title: Managing Director

EXHIBIT A

USCF ETF Trust

Series

USCF Midstream Energy Income Fund

USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund USCF Gold Strategy Plus Income Fund

USCF Dividend Income Fund

USCF Sustainable Battery Metals Strategy Fund

USCF Energy Commodity Strategy Absolute Return Fund USCF Metals Commodity Strategy Fund

Cayman Sbusidiaries

USCF Cayman Commodity 2

USCF Cayman Commodity 3

USCF Cayman Commodity 4

USCF Cayman Commodity 5

USCF Cayman Commodity 6